UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LIONS GATE LIGHTING CORP. (Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	47-0930829 (I.R.S. Employer Identification No.)

200- 375 Water Street, Vancouver, BC, Canada (Address of principal executive offices)	V6B-5C6 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Not applicable	Name of each exchange on which each class is to be registered Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X ]

Securities Act registration statement file number to which this form relates: 333-135717 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Item 1.	Description of Registrant's Securities to be Registered.

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the commission under File No. 333-135717, is incorporated by reference into this registration statement.

Item 2.	Exhibits.

The following exhibits are filed with and/or are incorporated by reference into this registration statement:

EXHIBIT INDEX

Exhibit Number	Description

3.1(1)	Articles of Incorporation

3.2(1)	Bylaws

5.1(3)	Opinion of Clark Wilson LLP regarding the legality of the securities being registered

10.1(1)	Form of Subscription Agreement, dated May 2, 2005, used in the private placements between our company and Robert Fraser, William Grossholz and Robert McIsaac

10.2(1)	Form of Subscription Agreement used in the private placements between our company and the 30 investors as set out in Item 26 of the Form SB-2

10.3(2)	Distribution Agreement between our company and Sunway Lighting Corp.

10.4(2)	Material terms of verbal consulting agreement entered into between our company and Cam Fraser

10.5(2)	Material terms of verbal consulting agreement entered into between our company and Robert McIsaac

21(2)	Subsidiaries of Lions Gate Lighting Corp.: LG Lighting Corp., a British Columbia company

23.1(3)	Consent of Madsen & Associates, CPA’s Inc., Certified Public Accountants
23.2(3)	Consent of Clark Wilson LLP (included in exhibit 5.1)

(1)	Incorporated by reference from our Registration Statement on Form SB-2 filed on July 12, 2006.
(2)	Incorporated by reference from our Registration Statement on Form SB-2/A filed on September 22, 2006.
(3)	Incorporated by reference from our Registration Statement on Form SB-2/A filed on January 5, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LIONS GATE LIGHTING CORP.

By: /s/ Bob Fraser

Bob Fraser

President, Chief Executive Officer and Director

(Principal Executive Officer)

Date: January 12, 2007

CW1023598.1